Exhibit 99.1

Citrix Reports Third Quarter Earnings Results

Year-over-year Quarterly Revenue Growth of 14%

GAAP Diluted Earnings Per Share of $0.26

Non-GAAP Diluted Earnings Per Share of $0.43

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--October 22, 2008--Citrix Systems, Inc. (NASDAQ:CTXS), the global leader in application delivery infrastructure, today reported financial results for the third quarter of fiscal 2008 ended September 30, 2008.

FINANCIAL RESULTS

In the third quarter of fiscal 2008, Citrix achieved revenue of $399 million, compared to $350 million in the third quarter of fiscal 2007, representing 14 percent revenue growth.

GAAP Results

Net income for the third quarter of fiscal 2008 was $49 million, or $0.26 per diluted share, compared to $61 million, or $0.33 per diluted share for the third quarter of 2007.

Non-GAAP Results

Non-GAAP net income, in the third quarter of 2008 increased to $80 million, or $0.43 per diluted share, compared to $77 million, or $0.41 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items.

“I’m pleased with our third quarter results,” said Mark Templeton, president and chief executive officer for Citrix. “In the quarter, we took decisive actions to hold operating expenses flat, introduce new cost efficiency programs, and direct our customer conversations toward the tangible cost savings we provide. These factors helped us deliver double digit revenue growth in a tough macro-economic environment.”

Q3 Financial Highlights

In reviewing the third quarter results of 2008, compared to the third quarter of 2007:

  Product license revenue increased 12 percent;
  Revenue from license updates grew 14 percent;
  Online services revenue increased 17 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 18 percent;
  Revenue grew in the EMEA region by 21 percent, the Pacific region by 11 percent, and the Americas’ region by 9 percent;
  Deferred revenue totaled $481 million, compared to $396 million on September 30, 2007;
  Operating margin was 12 percent for the quarter; non-GAAP operating margin was 24 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense;
  Cash flow from operations was $115 million, compared to $85 million in the third quarter of 2007. This brings total twelve month trailing cash flow from operations to $409 million; and,
  Repurchased shares for the quarter totaled 2.4 million shares at an average price paid per share of $29.17.

Financial Outlook for Fourth Fiscal Quarter 2008

Citrix management offers the following guidance for the fourth fiscal quarter 2008 ending December 31, 2008:

  Net revenue is expected to be in the range of $425 million to $440 million.
  GAAP diluted earnings per share is expected to be in the range of $0.29 to $0.32. Non-GAAP diluted earnings per share, is expected to be in the range of $0.46 to $0.48, excluding $0.09 related to the effects of amortization of intangible assets primarily related to business combinations, $0.18 to $0.19 related to the effects of stock-based compensation expenses and $(0.09) to $(0.13) for the effect of the differential between the GAAP and non-GAAP tax rates related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2008

Citrix management offers the following guidance for the fiscal year ending December 31, 2008:

  Net revenue is expected to be in the range of $1.59 billion to $1.61 billion.
  GAAP diluted earnings per share is expected to be in the range of $0.91 to $0.94. Non-GAAP diluted earnings per share, is expected to be in the range of $1.61 to $1.63, excluding $0.37 related to the effects of amortization of intangible assets primarily related to business combinations, $0.67 to $0.68 related to the effects of stock-based compensation expenses and $(0.33) to $(0.37) for the effect of the differential between the GAAP and non-GAAP tax rates related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the third quarter of 2008, Citrix:

  Unveiled Citrix Cloud CenterTM (C3) designed to give cloud providers a complete set of service delivery infrastructure building blocks -- for hosting, managing and delivering cloud-based computing services;
  Introduced XenAppTM 5, the next-generation application virtualization solution designed to provide the best way to deliver Windows applications to physical and virtual desktops with superior user experience. This release leverages all of the enhancements in Windows Server 2008 and fully supports Windows Server 2003;
  Launched XenServerTM 5, the next generation in its server virtualization product line featuring an enhanced open architecture that makes it easier for customers to leverage their existing investments in storage and datacenter management systems and adding more than 100 new features, including major advances in high availability and disaster recovery;
  Partnered with Marathon Technologies Corp. to bring world class high availability and fault tolerance to XenServer, making it the only virtualization platform that lets IT professionals select the right level of availability for applications running in virtual machines;
  Released new versions of GoToMeeting® and GoToWebinar® integrating VoIP, phone, and Web conferencing for Mac and PC and featuring other collaboration services to help small and medium businesses compete as never before; and
  Released GoToAssist ExpressTM, an affordable new remote support service purpose-built for IT professionals and small businesses.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 68087057).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is the global leader and the most trusted name in Application Delivery Infrastructure. More than 215,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100 percent of the Fortune 100 companies and 99 percent of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 8,000 partners in more than 100 countries. Annual revenue in 2007 was $1.4 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in the Financial Outlook for Fourth Fiscal Quarter 2008, the Financial Outlook for Fiscal Year 2008, and under the Non-GAAP Financial Measures Reconciliation and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the uncertainty in the IT spending environment and the risk of a further downturn in economic conditions generally; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels; the company’s product concentration and its ability to develop and commercialize new products and services while maintaining growth in its core products; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s and Microsoft’s ability to develop and market application delivery and virtualization products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation; changes in the company’s pricing policies or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for our Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

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Citrix®, GoToMeeting®, GoToWebinar®, Citrix Cloud Center™, XenApp™, XenServer™ and GoToAssist Express™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Product licenses	$157,537	$140,460	$457,955	$399,114
License updates	141,251	124,035	412,464	355,006
Online services	64,949	55,744	190,621	154,765
Technical services	35,156	29,692	106,617	83,498

Total net revenues	398,893	349,931	1,167,657	992,383

Cost of revenues:
Cost of license revenues	10,555	12,427	34,477	30,568
Cost of services revenues	19,785	16,710	58,582	46,963
Amortization of product related intangible assets	11,948	6,869	35,517	19,753

Total cost of net revenues	42,288	36,006	128,576	97,284

Gross margin	356,605	313,925	1,039,081	895,099

Operating expenses:
Research and development	72,500	49,332	217,995	143,643
Sales, marketing and services	169,072	146,031	504,761	417,056
General and administrative	61,866	54,638	192,570	168,513
Amortization of other intangibles	5,468	3,940	16,875	11,738
In-process research and development	—	—	—	1,200

Total operating expenses	308,906	253,941	932,201	742,150

Income from operations	47,699	59,984	106,880	152,949
Other income, net	3,181	13,461	17,974	37,307

Income before income taxes	50,880	73,445	124,854	190,256
Income taxes	1,731	12,750	6,678	38,538

Net income	$49,149	$60,695	$118,176	$151,718

Earnings per share:
Earnings per common share – diluted	$0.26	$0.33	$0.63	$0.82

Weighted average shares outstanding – diluted	185,666	186,747	187,886	185,522

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	September 30, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$218,078	$223,749
Restricted cash equivalents and investments	62,830	—
Short-term investments	242,986	356,085
Accounts receivable, net	220,772	225,861
Other current assets, net	148,409	128,650
Total current assets	893,075	934,345

Restricted cash equivalents and investments	917	63,735
Long-term investments	305,467	218,676
Property and equipment, net	176,475	134,907
Goodwill and other intangible assets, net	1,155,628	1,164,831
Other long-term assets, net	31,343	18,199
	$2,562,905	$2,534,693
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$246,347	$246,969
Current portion of deferred revenues	441,569	407,305
Total current liabilities	687,916	654,274
Long-term portion of deferred revenues	39,591	35,381
Other liabilities	911	6,713

Stockholders’ equity	1,834,487	1,838,325
Total liabilities and stockholders’ equity	$2,562,905	$2,534,693

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Nine Months Ended September 30, 2008
OPERATING ACTIVITIES
Net Income	$118,176
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	89,946
Stock-based compensation expense	90,910
Provision for accounts receivable allowances	3,291
Other non-cash items	4,629
Total adjustments to reconcile net income to net cash provided by operating activities	188,776
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	3,394
Prepaid expenses and other current assets	(21,920)
Other assets	678
Deferred tax assets, net	(12,718)
Accounts payable and accrued expenses	(13,832)
Deferred revenues	38,474
Other liabilities	(5,031)
Total changes in operating assets and liabilities, net of the effects of acquisitions	(10,955)
Net cash provided by operating activities	295,997

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(2,473)
Purchases of property and equipment	(87,559)
Other investing activities	(34,107)
Net cash used in investing activities	(124,139)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	37,452
Excess tax benefit from exercise of stock options	5,379
Structured stock repurchases, net	(225,095)
Payments on debt	(407)
Net cash used in financing activities	(182,671)
Effect of exchange rate changes on cash and cash equivalents	5,142
Change in cash and cash equivalents	(5,671)
Cash and cash equivalents at beginning of period	223,749
Cash and cash equivalents at end of period	$218,078

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses and the related tax effect of those items. The company’s basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company’s historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company’s gross margins, operating expenses and net income and comparing the company’s financial performance to that of its peer companies and competitors.

Management excludes the expenses described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

• The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company’s liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations and the related tax effects from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended September 30, 2008
GAAP operating margin	12.0%
Add: stock-based compensation	7.5%
Add: amortization of product related intangibles assets	3.0%
Add: amortization of other intangible assets	1.3%
Non-GAAP operating margin	23.8%

	Three Months Ended September 30,
	2008	2007
GAAP net income	$49,149	$60,695
Add: stock-based compensation	29,922	14,908
Add: amortization of product related intangibles assets	11,948	6,869
Add: amortization of other intangible assets	5,468	3,940
Less: tax effects related to above items	(16,901)	(8,975)
Non-GAAP net income	$79,586	$77,437

GAAP earnings per share – diluted	$0.26	$0.33
Add: stock-based compensation	0.16	0.08
Add: amortization of product related intangibles assets	0.06	0.03
Add: amortization of other intangible assets	0.03	0.02
Less: tax effects related to above items	(0.08)	(0.05)
Non-GAAP earnings per share – diluted	$0.43	$0.41
Forward Looking Guidance

	For the Three Months Ending December 31, 2008	For the Twelve Months Ending December 31, 2008
GAAP earnings per share – diluted	$0.29 to $0.32	$0.91 to $0.94
Add: Adjustments to exclude the effects of amortization of intangible assets	0.09	0.37
Add: Adjustments to exclude the effects of expenses related to stock -based compensation	0.18 to 0.19	0.67 to 0.68
Less: Differential between the GAAP and non-GAAP tax rates related to above items	(0.13) to (0.09)	(0.37) to (0.33)
Non-GAAP earnings per share – diluted	$0.46 to $0.48	$1.61 to $1.63

CONTACT:
Citrix Systems, Inc.
Media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Eric Jones, A&R Edelman, 212-819-4862
eric.jones@ar-edelman.com
Investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com